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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Agilent Technologies, Inc. (the "Company") of our report dated November 15, 2001, except for Note 19 which is as of November 27, 2001, relating to the consolidated financial statements, which appears in the Company's Annual Report on Form 10-K for the year ended October 31, 2001.







/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


San Jose, California
May 22, 2002